RESEARCH COLLABORATION AND LICENSING AGREEMENT
AMONG
The RESEARCH INSTITUTE of MCGILL UNIVERSITY HEALTH CENTER
AND
SAMARITAN PHARMACEUTICALS, INC.
AND
SAMARITAN THERAPEUTICS

This RESEARCH COLLABORATION AND LICENSING AGREEMENT (“Agreement”), is entered into as of      , by and between the Research Institute of McGill University Health Center (“RI-MUHC”), a research and educational institution located at      and Samaritan Pharmaceuticals, Inc. (“Samaritan”), a for-profit corporation organized under the laws of the State of Nevada, with its principal place of business at      and Samaritan Therapeutics (“Therapeutics”), a Canadian corporation located at      (Collectively “Parties”).

WHEREAS the research program contemplated by this Agreement is of mutual interest and benefit to Parties, and will further RI-MUHC’s instructional and sponsored research objectives in a manner consistent with its status as a research and educational institution.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:

ARTICLE 1
Definitions

As used herein, the following terms shall have the following meanings:

1.1	“Affiliate” means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose “control” means the ownership or control of 40% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 40% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.2	“RI-MUHC Patent Rights” refers to RI-MUHC’s rights arising from:

(i) RI-MUHC’s right, title and interest in any New Discovery other than a Jointly Owned Discovery and/or Jointly Owned Patent Rights.

(ii) any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, reissues, or re-examinations thereof, and any United States or foreign patents or patent applications claiming RI-MUHC Information and/or RI-MUHC Inventions.

1.3	“Jointly Owned Discovery” means (i) any New Discovery that is conceived or reduced to practice in the course of the sponsored research arising out of, relating to, or any and all improvements of sponsored research described on Exhibit A by the Principal Investigator and/or RI-MUHC’s faculty, staff, employees, or students, including without limitation, any pharmaceutically active materials, analogs, derivatives, and associated know-how and data thereof, and (ii) any New Discovery not related to Exhibit A conceived or reduced to practice jointly by the Principal Investigator and/or by RI-MUHC’s faculty, staff, employees, or students in collaboration with one or more employees or agents of Samaritan. For the avoidance of doubt and for the purpose of this definition and determining ownership rights, Dr. Vassilios Papadopoulos shall not be considered an employee or agent of Therapeutics or Samaritan.

1.4	“Jointly Owned Patent Rights” means (i) RI-MUHC’s, Therapeutics’ and Samaritan’s interest in any Jointly Owned Discovery, and (ii) any and all domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, reissues, or re-examinations thereof, and any United States or foreign patents or patent applications claiming a Jointly Owned Discovery.

1.5	“Licensed Product” shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.6	“Net Sales” means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding there from any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer’s premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree in writing from time to time.

1.7	“New Discovery” shall mean any new process, diagnostic, article of manufacture, know-how, compound, composition of matter, apparatus, invention or discovery conceived or reduced to practice resulting from or arising out of Sponsored research including without limitation, any pharmaceutically active materials, analogs, derivatives, and associated know-how and data thereof. As used in this Agreement, the terms “conceived” and “reduced to practice” shall be given the meaning of those terms as they appear in 35 U.S.C. 102(g).

1.8	“Patent Rights” means collectively RI-MUHC Patent Rights and the Jointly Owned Patent Rights.

1.9	“Pre-Research Information” means the technical data, materials, formulas, pre-clinical data and clinical data, and know-how pertaining to the manufacture or use of RI-MUHC Patent Rights known to the Principal Investigator and/or RI-MUHC’s faculty, staff, employees, or students prior to date hereof.

1.10	“Principal Investigator” means Dr. Vassilios Papadopoulos or if for any reason Dr. Papadopoulos is unable or unwilling to serve as the Principal Investigator, a successor person acceptable to both RI-MUHC, Therapeutics and Samaritan.

1.11	“Regulatory Approval” means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product in the pertinent jurisdiction or territory.

1.12	“Research Information” means any information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how resulting from or arising out of the Research, which is created or collected, by the Principal Investigator and/or RI-MUHC’s faculty, staff, employees, or students.

1.13	“Samaritan’s Confidential Information” shall mean any and all trade secrets, privileged records, or other confidential or proprietary information disclosed to RI-MUHC in connection with the Sponsored research or this Agreement.

1.14	“Research” means the sponsored research program described on Exhibit A attached hereto as it may be revised, amended or supplement from time to time by mutual written agreement between the parties as set forth in Article II hereof.

1.15	“Sublicensee” means any person or entity other than Therapeutics, Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product.

ARTICLE 2
Research

2.1	RI-MUHC shall conduct the sponsored research commencing on July 1, 2007, and continue the sponsored research through June 30, 2017, unless this Agreement is terminated prior to June 30, 2017, in accordance with Article 11 hereof. RI-MUHC shall conduct the sponsored research at RI-MUHC under the supervision of the Principal Investigator. RI-MUHC shall make no less than 3,000 square feet of wet lab space and offices available to conduct the sponsored research, which shall be approved by the Principal Investigator. The Principal Investigator shall be responsible for the direction of the sponsored research consistent with the scope of the sponsored research as described on Exhibit A attached hereto. The scope of the sponsored research may be from time to time revised, amended or supplemented by mutual written agreement of the parties. The scope of the sponsored research shall be jointly reviewed by the parties on or about July 1st of every year starting with July 1, 2008. All non-exempt research shall be subject to the approval and annual review of the appropriate Institutional Review Board of RI-MUHC.

ARTICLE 3
Costs And Payments

3.1	As consideration for RI-MUHC’s performance under this Agreement, Therapeutics shall pay RI-MUHC one million United States dollars ($US 1,000,000) per year, in equal quarterly installments. Monies paid to RI-MUHC under a government grant in which Therapeutics or Samaritan is an applicant/awardee organization shall be credited towards said million dollars payment. In year one, the payments shall be made by Therapeutics within 10 days of the beginning of the quarter (i.e., payment shall be due on January 10, April 10, July 10, and October 10). The timing or “due date” of such quarterly payment after the first full year under this Agreement, shall be mutually agreed by the parties thereafter. These funds shall be used by RI-MUHC to pay direct costs in accordance with the budget set forth in Exhibit B attached hereto and indirect costs of percent ( %); $ and $ in direct and indirect costs, respectively. The Principal Investigator shall have the right to a reasonable reallocation of the direct costs between budget line items so long as these funds are used directly for research. If the Principal Investigator determines to reallocate any direct costs over 25% between budget line items in any material respect, the Principal Investigator shall provide a written revised budget to the parties. The scope of the budget for the sponsored research shall be jointly reviewed by the parties on or about July 1st of every year starting with July 1, 2008. Within thirty (30) days of the end of each calendar quarter, the Principal Investigator shall provide an expense report to RI-MUHC, Therapeutics and Samaritan showing reasonable details of the direct costs incurred in connection with the sponsored research for the most recently completed calendar quarter and cumulatively for the applicable year.

3.2	Therapeutics shall make any payments due under this Agreement by check payable to The Research Institute of the McGill University Health Centre. Any such checks shall also note the name of the Principal Investigator and state that the payment is in connection with the “Research Collaboration And Licensing Agreement Between RI-MUHC and Therapeutics.” Such checks shall be mailed to The Research Institute of the McGill University Health Center, .

ARTICLE 4
Ownership Of Technologies, Information And New Discoveries

4.1	Subject to RI-MUHC’s obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries not related to sponsored research described on Exhibit A conceived or reduced to practice solely by the Principal Investigator and/or by RI-MUHC’s faculty, staff, employees, or students shall be the sole and exclusive property of RI-MUHC.

4.2	RI-MUHC agrees and acknowledges that any information, data and other intellectual property related to sponsored research described on Exhibit A existing as of the date hereof is the sole and exclusive property of Therapeutics and Samaritan. Subject to RI-MUHC’s obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries related to or arising out of sponsored research described on Exhibit A conceived or reduced to practice by the Principal Investigator and/or by RI-MUHC’s faculty, staff, employees, or students, shall be jointly-owned by RI-MUHC, Therapeutics and Samaritan.

4.3	Subject to RI-MUHC’s obligations under Article 5 hereof, the parties agree and acknowledge that any New Discoveries not related to sponsored research describe on Exhibit A conceived or reduced to practice jointly by the Principal Investigator and/or by RI-MUHC’s faculty, staff, employees, or students in collaboration with one or more employees or agents of Samaritan or Therapeutics shall be owned jointly by RI-MUHC, Therapeutics and Samaritan.

4.4	The parties agree and acknowledge that any new process, diagnostic, article of manufacture, know-how, compound, composition of matter, apparatus, invention or discovery not resulting from or arising out of the Research conceived or reduced to practice by Therapeutics or Samaritan or its employees or agents shall be the sole and exclusive property of Therapeutics or Samaritan.

4.5	The parties agree and acknowledge that any new process, diagnostic, article of manufacture, know-how, compound, composition of matter, apparatus, invention or discovery resulting from or arising out of the Research conceived or reduced to practice by RI-MUHC, Therapeutics and Samaritan or its employees or agents shall be the sole and exclusive property of RI-MUHC, Therapeutics and Samaritan.

4.6	The parties agree and acknowledge that any information, technical data, materials, formulas, pre-clinical data and clinical data, and know-how pertaining to sponsored research on Exhibit A existing prior to the date of this Agreement constitutes proprietary information of Samaritan Therapeutics, Samaritan Pharmaceuticals or Georgetown University. The parties agree and acknowledge that the Pre-Research Information and any Research Information, which does not relate to or arise out of sponsored research on Exhibit A constitutes proprietary information of RI-MUHC. Therapeutics and Samaritan shall have the right to review, copy and use any Pre-Research Information or Research Information for any business or commercial purpose. RI-MUHC shall have the right to review, copy and use any Pre-Research Information or Research Information solely for non-commercial research and educational purposes.

ARTICLE 5

Notice Of New Discoveries And Grant Of Licenses

5.1	RI-MUHC shall promptly notify Therapeutics and Samaritan in writing of any New Discovery within ten (10) days of its creation or discovery by submitting to Therapeutics and Samaritan a “RI-MUHC Invention Disclosure Form” in the form and substance as set forth in Exhibit C attached hereto. Because Drs. Papadopoulos and Greeson have collaboratively developed the proposed Research, they shall each be named as co-inventors on any and all patent applications relating to or arising out of any New Discovery. RI-MUHC shall have sixty (60) days from the date of creation or discovery to grant to Therapeutics and Samaritan a license for such New Discovery in the form and substance set forth as Exhibit D attached hereto. The field of use under each such license shall be for any and all indications related to such New Discovery. Such licenses shall provide that Therapeutics or Samaritan shall pay RI-MUHC a royalty of percent ( %) of Net Sales of Licensed Products sold by Therapeutics or Samaritan and its Affiliates and covered by the Joint Patent Rights. In addition, such licenses shall provide that Therapeutics or Samaritan shall pay RI-MUHC royalties for any Sublicenses of percent ( %) of net revenues received by Therapeutics or Samaritan and its Affiliates under any Sublicenses covered by the Joint Patent Rights. Therapeutics or Samaritan shall pay such royalties and make royalty reports on a quarterly basis within 30 days after the end of each calendar quarter. The licenses shall include the right to grant sublicenses and shall be exclusive. Any license granted by RI-MUHC to Therapeutics and Samaritan hereunder shall remain in effect until expiration of the last to expire of the applicable Patent Rights. However, in respect of the RI-MUHC Patent Rights, RI-MUHC shall be permitted: (i) to practice the technology, by making, using and distributing Licensed Products, for non-commercial research and educational purposes only, and (ii) to grant licenses to not-for-profit entities solely for non-commercial research and educational purposes.

ARTICLE 6
Record Keeping, Reporting, And Access

6.1	Therapeutics and Samaritan’s employees, authorized representatives or agents, and regulatory authorities to the extent required by law, may during regular business hours with reasonable prior notice to the Principal Investigator examine and inspect RI-MUHC’s facilities used for the performance of the sponsored research.

6.2	RI-MUHC shall cooperate as reasonably requested by Therapeutics and Samaritan with any regulatory authority and allow access to relevant records and data related to or arising from the sponsored research.

6.3	RI-MUHC and the Principal Investigator shall prepare and maintain complete, accurate, legible written records, accounts, notes, reports and data on the Sponsored research and any funds spent in connection therewith. During regular business hours, with reasonable prior notice to the Principal Investigator, Therapeutics and Samaritan shall have the right to inspect and copy any records, accounts, notes, reports and data related to or arising from the sponsored research or any funds spent in connection therewith.

ARTICLE 7
Confidential Information

7.1	RI-MUHC and the Principal Investigator agree to hold the results of the sponsored research, Pre-Research Information, and the Research Information in the strictest confidence, subject to its limited disclosure rights under this Article, Article 8 hereof and Section 4.5 hereof.

7.2	RI-MUHC and the Principal Investigator shall not willfully disclose or use for any purpose other than performance of the sponsored research, any and all of Therapeutics or Samaritan’s Confidential Information disclosed to RI-MUHC in connection with the Research or this Agreement. Therapeutics and Samaritan’s Confidential Information shall be identified as such to RI-MUHC in writing, or if disclosed orally, it shall be reduced to writing within thirty (30) days after disclosure to RI-MUHC. Any of Therapeutics and Samaritan’s Confidential Information that is not in oral or written form, such as but not limited to data tapes, shall be designated in writing as Therapeutics and Samaritan’s Confidential Information within thirty (30) days after disclosure to RI-MUHC. RI-MUHC’s obligations of non-disclosure and non-use of Therapeutics and Samaritan’s Confidential Information shall not apply to any of the following: (a) information at or after such time that it is or becomes publicly available through no fault of RI-MUHC; (b) information that is already independently known to RI-MUHC as shown by its prior written records, provided that RI-MUHC so advises Therapeutics and Samaritan promptly upon RI-MUHC’s discovery that the information is already independently known to RI-MUHC; or (c) information at or after such time that it is disclosed to RI-MUHC on a non-confidential basis by a third party with the legal right to do so.

7.3	In the event RI-MUHC finds it necessary to disclose any of Therapeutics and Samaritan’s Confidential Information, the results of the Research, any Pre-Research Information or any other Research Information to a government authority to permit RI-MUHC to defend its research against an allegation of fraud or other misconduct, or to defend itself in any other legal proceeding, RI-MUHC shall first notify Therapeutics and Samaritan, and RI-MUHC, Therapeutics and Samaritan shall then attempt in good faith to agree upon a mutually satisfactory way to disclose such information as necessary for this limited purpose.

ARTICLE 8
RI-MUHC’s Right Of Publication

8.1	Therapeutics and Samaritan recognize that consistent with RI-MUHC’s status as an educational institution and the principles of academic freedom, RI-MUHC requires that its researchers be free to publish the results of their research activities. Therapeutics and Samaritan agree that researchers engaged in the research shall be permitted to publish in journals, theses, dissertations, or other format of their own choosing, and to present at symposia and national or regional professional meetings, the methods and results of the research, provided, however, that Therapeutics and Samaritan shall have been furnished copies of any proposed publication or presentation at least thirty (30) days in advance of the submission of such proposed publication or presentation to a journal, editor, or other third party. Any such proposed publication or presentation shall state the name of the Principal Investigator and state that the research, giving rise to such proposed publication or presentation was supported by Therapeutics and Samaritan under this Agreement. The right of publication by RI-MUHC or its faculty, staff, employees or students, as indicated in this Article, shall not be affected by any license granted to Therapeutics and Samaritan under Article 5 hereof.

8.2	Therapeutics and Samaritan shall have thirty (30) days after receipt of the copies of any proposed publication or presentation to object to the proposed presentation or publication because there is patentable or proprietary information which is Therapeutics and Samaritan’s Confidential Information or information which related to or arises out of the Research contained in such proposed publication or presentation that Therapeutics and Samaritan has a reasonable business interest in keeping confidential. In the event Therapeutics or Samaritan make such an objection, RI-MUHC and its researchers shall refrain from making such publication or presentation until the parties can agree on a reasonable limitation on such disclosure, until a patent application directed to the patentable subject matter contained in the proposed publication or presentation can be filed with the United States Patent and Trademark Office and/or foreign patent offices, or until Dr. Papadopoulos gives his written approval therefore after consultation with and notice to Therapeutics and Samaritan.

ARTICLE 9
Use Of Name

9.1	RI-MUHC, Therapeutics and Samaritan shall obtain the prior written permission from each other before using the name, symbols and/or marks of the other in any form of publicity in connection with this Agreement, the Research or any license grant hereunder. This shall not include legally required disclosure by RI-MUHC, Therapeutics or Samaritan that identify the existence of the Agreement, reports generated in the normal course of business by RI-MUHC, Therapeutics or Samaritan, or where acknowledgment of the Agreement or the Research is required by the guidelines of a scientific publication or organization. Therapeutics or Samaritan may use the name of Dr. Papadopoulos in connection with his status as a director, officer or scientific advisor to Therapeutics and Samaritan. RI-MUHC acknowledges that Samaritan is a publicly traded company and shall be required by law and applicable regulations to make disclosures relating to this Agreement and the Research.

ARTICLE 10
Insurance

10.1	RI-MUHC shall maintain during the performance of this Agreement the following insurance or self-insurance coverage in amounts no less than that specified for each type: (i) bodily injury or death insurance and liability insurance with limits of not less than $1,000,000 per occurrence and $1,000,000 per accident; (ii) property damage liability insurance with limits of not less than $500,000 per occurrence and $500,000 per accident; and (iii) worker’s compensation insurance in the amount required by the laws of the state or commonwealth in which RI-MUHC’s workers are located.

10.2	Upon request, RI-MUHC shall provide evidence of its insurance or self-insurance coverage and unless self-insured, will provide to Therapeutics and Samaritan thirty (30) days prior written notice of any cancellation of its coverage.

ARTICLE 11
Termination Of The Research

11.1	Therapeutics and Samaritan shall have the right to terminate the Research under this Agreement upon sixty (60) days written notice in the event that Dr. Papadopoulos ceases to be the Principal Investigator or have responsibility for directing the Research.

11.2	RI-MUHC shall have the right to terminate the Research under this Agreement upon sixty (60) days prior written notice in the event that Dr. Greeson ceases to be the Chief Executive Officer of Samaritan.

11.3	In the event of that Therapeutics and Samaritan fail to make any payment due to RI-MUHC under this Agreement, RI-MUHC shall have the right to terminate the Research under this Agreement upon sixty (60) days prior written notice if Samaritan fails to pay to RI-MUHC such amount within such 60-day period.

11.4	Therapeutics and Samaritan shall notify RI-MUHC immediately upon the occurrence or expected occurrence of any of the following events: (i) a petition in bankruptcy is filed by or against Therapeutics or Samaritan; or (ii) Therapeutics or Samaritan make an assignment for the benefit of creditors. Regardless of whether such notice is given, RI-MUHC shall have a right to terminate the Research under this Agreement immediately by written notice to Therapeutics and Samaritan upon the occurrence of any of the foregoing events.

11.5	Termination of the Research under this Agreement by either party shall mean that all rights and obligations of either party under Articles 2 and 3 (except Therapeutics and Samaritan’s obligations under Section 3.2 shall survive) hereof shall be terminated in full on the effective date. Termination of the Research under this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination of the Research. All of the rights and obligations of the parties under this Agreement other than the rights and obligations under Articles 2 and 3 hereof, shall survive the termination of the Research under this Agreement. Each license granted or to be granted under Article 5 hereof shall not be terminated or in any way affected if the Research is terminated or this Agreement is terminated. Each such license shall have its own termination provisions as set forth in the respective license.

ARTICLE 12
Delivery To Therapeutics and Samaritan Of Unused Materials and Records

Upon termination or completion of the sponsored research, all unused compounds, drugs, devices, and other related materials that were furnished to RI-MUHC by or on behalf of Therapeutics or Samaritan shall be returned to Therapeutics or Samaritan at Therapeutics or Samaritan’s expense. Upon termination or completion of the Research, RI-MUHC shall within thirty (30) days thereof, send to Therapeutics and Samaritan copies of all of the records, accounts, notes, reports and data relating to or arising out of the Research including any financial information in connection therewith which is in the possession or control of RI-MUHC at the time the Research is terminated or completed. RI-MUHC shall be permitted to keep the originals of any such records and information subject to RI-MUHC’s obligations under this Agreement including under Article 7, which survive any termination of the Research.

ARTICLE 13
Patent Costs; Patent Prosecution

Therapeutics and Samaritan shall retain an independent patent attorney to handle the preparation, filing and prosecution of all patent applications relating to the Patent Rights or resulting from the sponsored research. Therapeutics and Samaritan shall be responsible for all costs associated with such patent preparation, filing and prosecution, including attorneys’ fees and maintenance fees. Therapeutics and Samaritan’s choice of patent counsel with respect to RI-MUHC Patent Rights shall be subject to approval by RI-MUHC. Therapeutics and Samaritan shall keep RI-MUHC informed with respect to all of the patent applications.

ARTICLE 14
Third Party Infringement

Therapeutics and Samaritan shall have the right to pursue third party infringers at their own expense. Unless required to do so by court order, Therapeutics and Samaritan shall not, without RI-MUHC’s prior written consent, join RI-MUHC in any suit to enforce or defend the validity of any Patent Rights. Therapeutics and Samaritan shall be entitled to control the litigation and settlement of any such suit; provided, however, that Therapeutics and Samaritan shall not enter into any settlement agreement affecting the validity or enforceability of any of RI-MUHC Patent Rights without the prior consent of RI-MUHC, which such consent shall not be unreasonably withheld or delayed. Samaritan shall retain all recovery from such litigation. At Therapeutics or Samaritan’s request and expense, RI-MUHC will cooperate and assist in connection with any litigation to enforce the Patent Rights and claims relating to alleged infringement of any third party intellectual property rights.

ARTICLE 15
Regulatory Approvals; Clinical Trials

Therapeutics and Samaritan shall, at their own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any new drugs or therapies developed as a result of or arising out of the Research.

ARTICLE 16
Assignment

16.1	Neither party to this Agreement may assign, cede, or transfer any of its rights or obligations under this Agreement without the written consent of the other partners, which consent may not be unreasonably withheld; provided, however, without such consent any party may assign this Agreement in connection with the transfer or sale of all or substantially all of its assets or business or its merger or consolidation with another organization. Samaritan may assign this Agreement in whole or in part to any Affiliate without consent of RI-MUHC. If either party makes an assignment that does not require the consent of the other party, the party making the assignment shall notify the other party of the assignment.

16.2	This Agreement shall inure to the benefit of and be binding upon each party signatory to the Agreement, its successors and permitted assignees. No assignment shall relieve either party of the performance of any accrued obligation that such party may then have under this Agreement.

ARTICLE 17
Representations and Warranties

17.1	RI-MUHC represents and warrants to Therapeutics and Samaritan that RI-MUHC has the right to grant Therapeutics and Samaritan the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity. RI-MUHC further represents and warrants to Therapeutics and Samaritan that RI-MUHC (i) has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by RI-MUHC of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of RI-MUHC’s organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against RI-MUHC.

17.2	Therapeutics and Samaritan represent and warrant to RI-MUHC that (i) each has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Therapeutics and Samaritan of its obligations hereunder conflict with or violate any provision of Therapeutics or Samaritan’s certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Therapeutics or Samaritan.

ARTICLE 18
No Transfer Of Proprietary Rights Not Specified

It is agreed that neither Therapeutics, Samaritan nor RI-MUHC transfer to the other by operation of this Agreement any patent right, copyright, or other proprietary right of either party, except as expressly contemplated in this Agreement.

ARTICLE 19
Independent Contractor

19.1	In the performance of all services under this Agreement, RI-MUHC shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of Therapeutics and Samaritan.

19.2	In the performance of all services under this Agreement, Therapeutics and Samaritan shall be deemed to be and shall be an independent contractor and, as such, shall not be entitled to any benefits applicable to employees of RI-MUHC.

19.3	Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither party shall be bound by the acts or conduct of the other.

ARTICLE 20
Notice

Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

FOR RESEARCH MCGILL UNIVERSITY HEALTH CENTER:

Name:
Title:

FOR SAMARITAN:

Dr. Janet Greeson
Chief Executive Officer

FOR THERAPEUTICS:

Name:
Title:

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

ARTICLE 21
Waiver

No waiver of any term, provision or condition of this Agreement whether by conduct or otherwise in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such term, provision or condition, or of any other term, provision, or condition of this Agreement.

ARTICLE 22
Attachments

The exhibits mentioned throughout this Agreement are incorporated into this Agreement and are an integral part of this Agreement for all purposes.

ARTICLE 23
Amendments

This Agreement may only be amended by the mutual written consent of RI-MUHC, Therapeutics and Samaritan. Any amendment or modification to this Agreement is valid only if signed on behalf of RI-MUHC by a representative of RI-MUHC Office of Technology Transfer or RI-MUHC Office of Financial Affairs.

ARTICLE 24
Severability

The invalidity or unenforceability of any term or provision of this Agreement shall not affect the validity or enforceability of any other term or provision of this Agreement.

ARTICLE 25
Entire Agreement

This Agreement represents the entire understanding of the parties with respect to the subject matter of this Agreement.

ARTICLE 26
Governing Law

The Parties hereby agree that this Agreement shall be governed by and construed in accordance with the laws of the Province of Quebec.

The Parties hereby acknowledge that the Courts of the Province of Quebec shall have exclusive and preferential jurisdiction to entertain any complaint, demand, claim or cause of action whatsoever arising out of this Agreement. The Parties hereby agree that if either of them commence any such legal proceedings, they will only be commenced in the Province of Quebec, and hereby irrevocably submit to the exclusive jurisdiction of the Courts of the Province of Quebec.

* * * * *

IN WITNESS WHEREOF, RI-MUHC, Therapeutics and Samaritan intending to be legally bound hereby, have caused their respective authorized representatives to execute and deliver this Research Collaboration and Licensing Agreement as of the date first written above.

FOR RESEARCH MCGILL UNIVERSITY HEALTH CENTER:

Name:
Title:

FOR SAMARITAN:

Dr. Janet Greeson
Chief Executive Officer

FOR THERAPEUTICS:

Name:
Title:

ACCEPTED AND ACKNOWLEDGED BY:

Dr. Vassilios Papadopoulos
As the Principal Investigator

RESEARCH COLLABORATION AND LICENSING AGREEMENT
AMONG
RESEARCH INSTITUTE of MCGILL UNIVERSITY HEALTH CENTER
AND
SAMARITAN PHARMACEUTICALS, INC.
AND
SAMARITAN THERAPEUTICS

EXHIBIT A

SCOPE OF SPONSORED RESEARCH

<TO BE INSERTED>

RESEARCH COLLABORATION AND LICENSING AGREEMENT
AMONG
RESEARCH INSTITUTE of MCGILL UNIVERSITY HEALTH CENTER
AND
SAMARITAN PHARMACEUTICALS, INC.
AND
SAMARITAN THERAPEUTICS

EXHIBIT B

Budget for Research

Total Direct Costs for

<TO BE INSERTED>

RESEARCH COLLABORATION AND LICENSING AGREEMENT
AMONG
RESEARCH INSTITUTE of MCGILL UNIVERSITY HEALTH CENTER
AND
SAMARITAN PHARMACEUTICALS, INC.
AND
SAMARITAN THERAPEUTICS

EXHIBIT C

Form of RI-MUHC Invention Disclosure Form

<TO BE INSERTED>

RESEARCH COLLABORATION AND LICENSING AGREEMENT
AMONG
RESEARCH INSTITUTE of MCGILL UNIVERSITY HEALTH CENTER
AND
SAMARITAN PHARMACEUTICALS, INC.
AND
SAMARITAN THERAPEUTICS

EXHIBIT D

FORM OF
EXCLUSIVE LICENSE AGREEMENT

[INSERT SHORT NAME FOR TECHNOLOGY]

This EXCLUSIVE LICENSE AGREEMENT is entered into as of this      day of      , by and between RI-MUHC (“RI-MUHC” or “LICENSOR”), an educational institution located at      and SAMARITAN PHARMACEUTICALS, INC. (“Samaritan” or “LICENSEE”), a for-profit corporation organized under the laws of the State of Nevada, having a principal place of business at      . Capitalized terms used herein and not otherwise defined herein are defined in Article 1 hereof.

RECITALS

WHEREAS RI-MUHC is the owner to certain technology as further defined herein;

WHEREAS RI-MUHC wishes to have such technology developed and marketed in order that products resulting there from may be available for public use and benefit; and

WHEREAS Samaritan wishes to acquire a license in respect of such technology for the purpose of undertaking development, to manufacture, use and sell Licensed Products in the Field of Use.

In consideration of the promises and mutual covenants contained in this Agreement and in order to be legally bound, RI-MUHC and Samaritan agree to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:

ARTICLE I

Definitions

As used herein, the following terms shall have the following meanings:

1.1	“Active Compound” means such pharmaceutically active materials that arise from or out of the Patent Rights and/or such other pharmaceutically active materials as may arise from or out of the Licensed Technology.

1.2	“Affiliate” means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose “control” means the ownership or control of 40% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 40% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.3	“Field of Use” means any and all uses of Active Compound, device, technology or product in any indication.

1.4	“FDA” means the United States Food & Drug Administration.

1.5	“Information” means any and all information, technical data, materials, formulas,

pre-clinical data and clinical data, and know-how resulting from or arising out of the Patent Rights and/or the Licensed Technology.

1.6	“Licensed Product” shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.7	“Licensed Technology” means .

1.8	“Master Agreement” means the Research Collaboration And Licensing Agreement entered into as of , by and between RI-MUHC, Therapeutics and Samaritan.

1.9	“Net Sales” means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding there from any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer’s premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree from time to time.

1.10	Patent Rights” mean and any and all

domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, continuations-in-part, reissues, or re-examinations thereof, and any and all patents issuing or registered thereto, including reissues and re-examinations thereof.

1.11	“Regulatory Approval” means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product or Licensed Technology in the pertinent jurisdiction or territory.

1.12	“Sponsored Research” has the meaning set forth in the Master Agreement.

1.13	“Sublicensee” means any person or entity other than Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product or the Licensed Technology.

1.14	“Sublicense” means a license granted by Samaritan to a Sublicensee to make, have made, use or sell any Licensed Product or the Licensed Technology.

ARTICLE II
Grant of License

2.1	License. RI-MUHC hereby grants, and Samaritan hereby accepts, upon the terms and subject to the conditions set forth in this Agreement: (i) an exclusive license in the Field of Use to the Licensed Technology and under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology anywhere in the world, (ii) to the extent an exclusive license is not available to Samaritan by law in any country, a non-exclusive license in the Field of Use under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology in such country and (iii) an exclusive license to use the Information anywhere in the world, (iv) the grant of the exclusive license shall also include a grant of rights to continuation patents, continuation-in part patents, patent extensions, patent renewals, reissued patents and re-examined patents and any and all improvements, discoveries, enhancements, and modifications of the Patent Rights or Licensed Technology arising from or relating to the Research after the effective date of the License.

2.2	Sublicenses. Samaritan shall be free to grant Sublicenses hereunder provided the terms and conditions of any Sublicense do not conflict with the terms and conditions of this Agreement in any material respect. A grant of a license to a controlled company shall not be deemed to be sublicensed.

2.3 RI-MUHC’s Retained Rights. RI-MUHC shall retain a limited right to practice or use the Licensed Technology by making, using and distributing Licensed Products for non-commercial research and educational purposes only. RI-MUHC also retains the right to grant licenses to practice or use the Licensed Technology to not-for-profit entities solely for non-commercial research and educational purposes. Other than directly conducting the Research or as expressly set forth in this Section 2.3 and in Section 5.2 hereof, RI-MUHC shall not have any rights whatsoever to practice, use or license the Licensed Technology.

2.4	Complimentary Intellectual Property. In respect to any complimentary intellectual property, including copyrights, trademarks especially trade secrets (e.g., “show” and “know-how”) developed or created by LICENSEE or any Sublicensee to produce the Licensed Product or perform the licensed process shall be the property of the LICENSEE. Notwithstanding the foregoing, manuscripts submitted for publication subject to Article 8 of the Master Agreement in any scientific journal shall not be the property of LICENSEE.

ARTICLE III
Royalties

3.1	Royalties From Net Sales. In further consideration, Samaritan shall pay royalties on Net Sales of each Licensed Product made, used or sold by Samaritan or its Affiliates, in any country where such manufacture, use or sale would, but for the licenses granted hereby, infringe a valid and enforceable claim under the Jointly Owned Patent Rights at the royalty rate of percent ( %).

3.2	Royalties From Sublicenses. Samaritan shall pay royalties to RI-MUHC equal to percent ( %) for technologies covered by Joint Patent Rights of Samaritan’s net revenue received under any Sublicenses.

3.3 Remittance of Royalties.

(a)	The amount of any royalty payments due hereunder shall be calculated as of the end of each six-month period ending June 30 and December 31, and such payments shall be made within sixty (60) days after the end of such period. Each payment shall be accompanied by a report setting forth: (i) Net Sales of each Licensed Product by Samaritan and its Affiliates on a country-by-country basis, and (ii) net revenue received by Samaritan or any of its Affiliates under any Sublicense. Additionally, such report shall set forth the calculation of the accompanying royalty payment.

(b)	The amount of all royalty payments shall be calculated, and all payments shall be made in U.S. dollars to the extent possible. Conversion of Net Sales from any foreign currency shall be made at the New York foreign exchange selling rates applicable to trading among banks in amounts of one million dollars and more, as quoted at 3 p.m. Eastern time by Bankers Trust Co. in New York on June 30 or December 31, as the case may be, or if such day is not a business day, on the preceding business day.

(c)	Samaritan shall be permitted to deduct or withhold from any royalty payments and pay to the proper authority any and all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments, and all such taxes or fees shall be for the account of RI-MUHC. Samaritan will obtain and send to RI-MUHC any receipts for such payments.

(d)	If at any time exchange controls or other restrictions or conditions beyond the control of Samaritan prevent the prompt remittance of the royalties in any country, RI-MUHC agrees that Samaritan or its Affiliate or Sublicensee may make such payments by depositing the amount thereof in local currency to RI-MUHC’s account in a bank or other depository in such country.

(e)	Royalties payable under Section 3 hereof or any other license granted to Samaritan by RI-MUHC pursuant to or in connection with the Master Agreement, shall be computed only once with respect to any Net Sales of any products or any Sublicenses, regardless of the number of licenses or patents which relate to a given product or Sublicense.

(f)	Samaritan shall make any payments due under this Agreement by check payable to “Research Institute at McGill University Health Center.” Any such checks shall state that the payment is in connection with the “Exclusive License Agreement — [insert short name for technology], dated , between Research Institute at McGill University Health Center and Samaritan Pharmaceuticals, Inc.” Such checks shall be mailed to: , Director, Research & Technology Development Services, Research Institute at McGill University Health Center University Medical Center, , or such other person or address as requested in writing by RI-MUHC.

(g)	In connection with the calculation of the amount of any royalty payments due hereunder, Samaritan shall receive credit for any and all costs, expenses and/or fees related to patent prosecution, maintenance and enforcement, paid by Samaritan or its Affiliates including any such amounts paid by Samaritan to RI-MUHC as a reimbursement therefore pursuant to the Master Agreement; and (2) costs, expenses and fees relating to product development, clinical trials and the FDA approval process and/or any other Regulatory Approval process but only to the extent that a Sublicensee expressly reimburses Samaritan for such costs, expenses and fees.

ARTICLE IV
Maintenance of Books and Records; Accounting

Samaritan agrees to maintain, and to use reasonable efforts to require each of its Affiliates and sublicensees to maintain accurate books and records containing sufficient information required to reasonably calculate the royalties payable to RI-MUHC hereunder, including without limitation the manufacturing, sales, use, and other disposition of Licensed Products for a period of five (5) years. Further, Samaritan agrees to permit its books and records to be examined after Samaritan files it annual statements with the U.S. Securities and Exchange Commission by a certified public accountant of a nationally recognized accounting firm, who is selected and paid for by RI-MUHC, but no more than once per calendar year, to the extent necessary to verify such reports. Such examination is to be made by RI-MUHC, at its expense and all such information obtained shall be treated as confidential information pursuant to Confidential Article hereof. If Samaritan has willfully failed to pay any royalties properly due under this Agreement, Samaritan shall immediately upon notice thereof pay to RI-MUHC any owed royalties plus interest at the rate of eight percent (8%) per annum from the date upon which such royalties should have been paid to the date of actual payment to RI-MUHC.

ARTICLE V
Commercial Development of Licensed Products

5.1	Annual Progress Reports. Samaritan shall provide RI-MUHC annual written progress reports (an “Annual Progress Report”), every September 30th commencing with September 30, detailing the status of any manufacturing, sublicensing, marketing and sales during the previous twelve (12) months as well as Samaritan’s plans for the coming year.

5.2	Development Plans. Samaritan shall consult with RI-MUHC concerning the selection of Licensed Products and Sublicensees for commercial development and shall keep RI-MUHC reasonably informed as to which products or applications are under consideration for development or have been selected for development by Samaritan. For each product or application selected for development, Samaritan shall prepare and provide to RI-MUHC a plan for the development, production, testing and filing of IND applications and New Drug Applications (“NDA”) or equivalents thereof. Samaritan shall further provide to RI-MUHC any material revisions made to such plan by Samaritan.

5.3	Regulatory Approval. Samaritan shall, at its own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any Licensed Product or application of the Licensed Technology.

ARTICLE VI
Patent Applications and Patents

6.1	Samaritan To Handle Patent Prosecution. In respect of any Patent Rights related to the Licensed Technology, Samaritan agrees to accept control and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer, who shall be selected by Samaritan and approved by RI-MUHC. Such financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance and annuity fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. The patent lawyer selected by Samaritan shall be required, at RI-MUHC’s written request, to keep a patent lawyer selected by RI-MUHC reasonably informed as to the prosecution and maintenance of any Patent Rights related to the Licensed Technology.

ARTICLE VII
Patent Infringement

7.1	Samaritan To Have First Right To Defend. Upon becoming aware of any infringement or alleged infringement of the Patent Rights, RI-MUHC or Samaritan, as the case may be, shall promptly give written notice to the other party of any such infringement or alleged infringement of the Patent Rights. Samaritan shall have the first right to defend Patent Rights against any infringers which Samaritan, in its sole discretion, decides is reasonable and necessary for it to undertake. Samaritan shall bring or defend or may settle any such actions; provided, however, that RI-MUHC shall be entitled in each instance to participate through counsel of its own selection and its own expense. Samaritan shall not join RI-MUHC as a party-plaintiff in any suit which Samaritan may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of RI-MUHC. RI-MUHC shall execute all documents necessary for the prosecution of any infringement suit brought by Samaritan and provide other such support as Samaritan may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by Samaritan in connection with Samaritan bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid by Samaritan. In the event that Samaritan receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights or in respect to the Licensed Technology, after Samaritan recovers any and all costs and expenses including legal fees incurred by Samaritan in connection therewith, Samaritan shall be entitled to retain percent ( %) of aggregate amount of any recovery or settlement RI-MUHC shall be entitled to retain percent ( %) of aggregate amount of any recovery or settlement. [ percent ( %) for licenses relating to the Jointly Owned Patent Rights.]

7.2	RI-MUHC’s Right To Defend. Any time after becoming aware of any infringement or alleged infringement of the Patent Rights, RI-MUHC shall have the right to give written notice to Samaritan requesting that Samaritan defend the Patent Rights against such infringement. If within ninety (90) days of such notice from RI-MUHC, and Samaritan fails to reasonably act to defend such Patent Rights against any infringers, RI-MUHC shall have the right to defend the Patent Rights against such infringement. In such case, RI-MUHC shall have the right to bring or defend or may settle any such actions; provided, however, that Samaritan shall be entitled in each instance to participate through counsel of its own selection and its own expense. RI-MUHC shall not join Samaritan as a party-plaintiff in any suit which RI-MUHC may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Samaritan. Samaritan shall execute all documents necessary for the prosecution of any infringement suit brought by RI-MUHC and provide other such support as RI-MUHC may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by either party in connection with RI-MUHC bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid solely by RI-MUHC. In the event that RI-MUHC receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights, RI-MUHC shall be entitled to retain the entire amount of any such recovery or settlement.

7.3	Notice of Abandonment. Should either RI-MUHC or Samaritan commence a suit under the provisions of Paragraphs 7.1 or 7.2 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit.

ARTICLE VIII
Confidentiality

Each party, its Affiliates and Sublicensees agree that for the term of this Agreement and for a period of five (5) years thereafter, it will treat as confidential, using the same degree of care as it uses for its own proprietary information, and it will not use (except as permitted or contemplated by this Agreement) for its own benefit or for the benefit of any third party, confidential information furnished to it by the other party. Notwithstanding the foregoing, either party shall be free to disclose or use information which (i) becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) the receiving party can demonstrate was available to it on a non-confidential basis prior to its disclosure to the receiving party by the furnishing party, (iii) becomes available to the receiving party on a non-confidential basis from a source other than furnishing party, provided that such source is neither bound by a confidentiality agreement with furnishing party nor otherwise violating a legally protected right of the furnishing party in making such disclosure, (iv) the furnishing party grants written permission to the receiving party to disclose, or (v) is required to be disclosed by applicable statute or regulation or by judicial or administrative process, provided that Samaritan shall use reasonable efforts under the circumstances to notify RI-MUHC of such requirement so as to provide RI-MUHC the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.

ARTICLE IX
Indemnification

Samaritan agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold RI-MUHC, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys’ fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption, disposal or advertisement of Licensed Products by Samaritan.

ARTICLE X
Representations and Warranties

10.1	RI-MUHC Representations and Warranties. RI-MUHC represents and warrants to Samaritan that RI-MUHC has the right to grant Samaritan the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity, subject to the provisions of Sections 2.5 and 5.2 herein. RI-MUHC further represents and warrants to Samaritan that RI-MUHC (i) has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by RI-MUHC of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of RI-MUHC’s organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against RI-MUHC.

10.2	Samaritan Representations and Warranties. Samaritan represents and warrants to RI-MUHC that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by Samaritan of its obligations hereunder conflict with or violate any provision of Samaritan’s certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Samaritan.

ARTICLE XI
Term and Termination

11.1	Samaritan’s Right of Termination. Samaritan shall have the right to terminate this Agreement upon written notice to RI-MUHC for any reason or for no reason.

11.2 RI-MUHC’s Right of Termination. In the event of that Samaritan fails to make any payment due to RI-MUHC under this Agreement, RI-MUHC shall have the right to terminate this Agreement upon sixty (60) days prior written notice if Samaritan fails to pay to RI-MUHC such amount within such 60-day period.

11.3	Survival. Termination of this Agreement by either party shall mean that all rights and obligations of either party under Articles II, III, V, VI and VII hereof shall be terminated in full on the effective date. Notwithstanding, termination of this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination. All of the rights and obligations of the parties under Articles I, IV, VIII, IX, X, XI and XII of this Agreement, shall survive the termination of this Agreement.

ARTICLE XII
General Provisions

12.1	Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2	Assignment. This Agreement shall not be assignable by RI-MUHC without the prior written consent of Samaritan, provided, however that RI-MUHC may assign its rights to receive royalty payments hereunder without such consent. This Agreement shall not be assignable by Samaritan without the prior written consent of RI-MUHC, provided, however, that (i) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any assignee or purchaser of the portion of Samaritan’s business associated with a Field of Use, and (ii) Samaritan may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of Samaritan without RI-MUHC’s consent.

12.3	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.4	Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

12.5	Force Majeure. Any delays in performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Nevada applicable to contracts made and to be performed therein.

12.7	Headings. The description headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.8	No Waiver. The failure of either party hereto at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision, and any waiver by either party of any breach of provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

12.9	Notice. Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

RESEARCH INSTITUTE AT MCGILL UNIVERSITY HEALTH CENTER

SAMARITAN PHARMACEUTICALS, INC.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

12.10	Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby, have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

RESEARCH INSTITUTE AT MCGILL UNIVERSITY HEALTH CENTER

By:

SAMARITAN PHARMACEUTICALS, INC.

By:
Dr. Janet Greeson
Chief Executive Officer

EXHIBIT E

FORM OF CANADIAN EXCLUSIVE LICENSE AGREEMENT

[INSERT SHORT NAME FOR TECHNOLOGY]

This EXCLUSIVE LICENSE AGREEMENT is entered into as of this      day of      , by and between Samaritan Pharmaceuticals (“Samaritan” or “LICENSOR”), a for-profit corporation organized under the laws of the State of Nevada, having a principal place of business at      and Samaritan Therapeutics, a Canadian-Controlled Private Corporation located at      (“Therapeutics” or “LICENSEE”). Capitalized terms used herein and not otherwise defined herein are defined in Article 1 hereof.

RECITALS

WHEREAS Licensor is the owner to certain technology as further defined herein;

WHEREAS Licensor wishes to have such technology developed and marketed in order that products resulting there from may be available for public use and benefit in Canada; and

WHEREAS LICENSEE wishes to acquire a license in respect of such technology for the purpose of undertaking development, to manufacture, use and sell Licensed Products in the Canada.

In consideration of the promises and mutual covenants contained in this Agreement and in order to be legally bound, LICENSOR and LICENSEE agree to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties contained herein and in order to be legally bound, the parties hereto agree as follows:

ARTICLE I

Definitions

As used herein, the following terms shall have the following meanings:

1.1 “Active Compound” means such pharmaceutically active materials that arise from or out of the Patent Rights and/or such other pharmaceutically active materials as may arise from or out of the Licensed Technology.

1.2	“Affiliate” means any person or entity that directly or indirectly through one or more intermediate controls, or is controlled by, or is under common control with any other entity or person. For this purpose “control” means the ownership or control of 40% or more of the outstanding voting securities of a person or entity, or, in the case of a partnership, the power to appoint or elect 40% or more of the members of the board or management or executive committee (or similar governing body) of the partnership, or the power to otherwise direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting stock or similar rights or the holding of offices in such person or entity, by contract or otherwise.

1.3	“Field of Use” means any and all uses of Active Compound, device, technology or product in any indication.

1.4 “FDA” means the United States Food & Drug Administration.

1.5 “Information” means any and all information, technical data, materials, formulas,

pre-clinical data and clinical data, and know-how resulting from or arising out of the Patent Rights and/or the Licensed Technology.

1.6	“Licensed Product” shall mean any product or service, the manufacture, use or sale of which would infringe any Patent Rights (or any claim pending in any patent application included in any Patent Rights, if a patent were to be granted thereon), but for the licenses to be granted pursuant to this Agreement.

1.7 “Licensed Technology” means            .

1.8 “Master Agreement” means the Research Collaboration And Licensing Agreement

entered into as of      , by and between RI-MUHC and Samaritan.

1.9	“Net Sales” means the gross revenue generated by sale or use of the Licensed Product in the form in which it is sold or used, whether or not assembled (and without excluding there from any components or subassemblies thereof, whatever their origin and whether or not patent impacted) less the following items: (i) import, export, excise, value added and sales taxes, plus custom duties; (ii) costs of insurance, packing and transportation from the place of manufacture to the customer’s premises or point of installation; (iii) normal and customary quantity and cash discounts; (iv) credit for returns, allowances, or trades actually given; and (v) such other items as the parties may mutually agree from time to time.

1.10	Patent Rights” mean and any and all

domestic and foreign patent applications corresponding to such patent rights including, any United States divisions, continuations, continuations-in-part, reissues, or re-examinations thereof, and any and all patents issuing or registered thereto, including reissues and re-examinations thereof.

1.11	“Regulatory Approval” means any approval or clearance by any governmental agency or agencies having authority to regulate the use or sale of any Licensed Product or Licensed Technology in the pertinent jurisdiction or territory.

1.12	“Sponsored Research” has the meaning set forth in the Master Agreement.

1.13	“Sublicensee” means any person or entity other than Samaritan or an Affiliate of Samaritan, licensed by Samaritan to make, have made, use or sell any Licensed Product or the Licensed Technology.

1.14	“Sublicense” means a license granted by Samaritan to a Sublicensee to make, have made, use or sell any Licensed Product or the Licensed Technology.

ARTICLE II
Grant of License

2.1	License. LICENSOR hereby grants, and LICENSEE hereby accepts, upon the terms and subject to the conditions set forth in this Agreement: (i) an exclusive license in the Field of Use to the Licensed Technology and under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology anywhere in the world, (ii) to the extent an exclusive license is not available to LICENSEE by law in any country, a non-exclusive license in the Field of Use under the Patent Rights to make, have made, use, import, export, dispose of, and sell the Licensed Products and to practice or use the Licensed Technology in such country and (iii) an exclusive license to use the Information anywhere in the world, (iv) the grant of the exclusive license shall also include a grant of rights to continuation patents, continuation-in part patents, patent extensions, patent renewals, reissued patents and re-examined patents and any and all improvements, discoveries, enhancements, and modifications of the Patent Rights or Licensed Technology arising from or relating to the Research after the effective date of the License.

2.2	Sublicenses. LICENSEE shall be free to grant Sublicenses hereunder provided the terms and conditions of any Sublicense do not conflict with the terms and conditions of this Agreement in any material respect. A grant of a license to a controlled company shall not be deemed to be sublicensed.

2.3	Samaritan’s Retained Rights. LICENSOR shall retain a limited right to practice or use the Licensed Technology by making, using and distributing Licensed Products for non-commercial research and educational purposes only. LICENSOR also retains the right to grant licenses to practice or use the Licensed Technology to not-for-profit entities solely for non-commercial research and educational purposes. Other than directly conducting the Research or as expressly set forth in this Section 2.3 and in Section 5.2 hereof, LICENSOR shall not have any rights whatsoever to practice, use or license the Licensed Technology.

2.4	Complimentary Intellectual Property. In respect to any complimentary intellectual property, including copyrights, trademarks especially trade secrets (e.g., “show” and “know-how”) developed or created by LICENSEE or any Sublicensee to produce the Licensed Product or perform the licensed process shall be the property of the LICENSEE. Notwithstanding the foregoing, manuscripts submitted for publication subject to Article 8 of the Master Agreement in any scientific journal shall not be the property of LICENSEE.

ARTICLE III
Royalties

3.1	Royalties From Net Sales. In further consideration, Therapeutics shall pay royalties to Samaritan on Net Sales of each Licensed Product made, used or sold by Therapeutics or its Affiliates, in any country where such manufacture, use or sale would, but for the licenses granted hereby, infringe a valid and enforceable claim under the Jointly Owned Patent Rights at the royalty rate of percent ( %).

In further consideration, Therapeutics shall pay royalties to Research Institute of McGill University Health Center (“RI-MUHC”) on Net Sales of each Licensed Product made, used or sold by Therapeutics or its Affiliates, in any country where such manufacture, use or sale would, but for the licenses granted hereby, infringe a valid and enforceable claim under the Jointly Owned Patent Rights at the royalty rate of      percent (     %).

3.2	Royalties From Sublicenses. Therapeutics shall pay royalties to Samaritan equal to percent ( %) for technologies covered by Joint Patent Rights of Therapeutics’ net revenue received under any Sublicenses.

Therapeutics shall pay royalties to RI-MUHC equal to      percent (     %) for technologies covered by Joint Patent Rights of LICENSEE’s net revenue received under any Sublicense.

3.3 Remittance of Royalties.

(a)	The amount of any royalty payments due hereunder shall be calculated as of the end of each six-month period ending June 30 and December 31, and such payments shall be made within sixty (60) days after the end of such period. Each payment shall be accompanied by a report setting forth: (i) Net Sales of each Licensed Product by Therapeutics and its Affiliates on a country-by-country basis, and (ii) net revenue received by Therapeutics or any of its Affiliates under any Sublicense. Additionally, such report shall set forth the calculation of the accompanying royalty payment.

(b)	The amount of all royalty payments shall be calculated, and all payments shall be made in U.S. dollars to the extent possible. Conversion of Net Sales from any foreign currency shall be made at the New York foreign exchange selling rates applicable to trading among banks in amounts of one million dollars and more, as quoted at 3 p.m. Eastern time by Bankers Trust Co. in New York on June 30 or December 31, as the case may be, or if such day is not a business day, on the preceding business day.

(c)	Therapeutics shall be permitted to deduct or withhold from any royalty payments and pay to the proper authority any and all taxes or fees required by law or regulation to be deducted or withheld with respect to such payments, and all such taxes or fees shall be for the individual accounts of both Samaritan and RI-MUHC. Therapeutics will obtain and send to both Samaritan and RI-MUHC any receipts for such payments.

(d)	If at any time exchange controls or other restrictions or conditions beyond the control of Therapeutics prevent the prompt remittance of the royalties in any country, both Samaritan and RI-MUHC agree that Therapeutics or its Affiliate or Sublicensee may make such payments by depositing the amount thereof in local currency to Samaritan and RI-MUHC individual accounts in a bank or other depository in such country.

(e)	Royalties payable under Section 3 hereof or any other license granted to LICENSEE by LICENSOR pursuant to or in connection with the Master Agreement, shall be computed only once with respect to any Net Sales of any products or any Sublicenses, regardless of the number of licenses or patents which relate to a given product or Sublicense.

(f)	Therapeutics shall make any individual payments due to Samaritan or RI-MUHC under this Agreement by check payable to “Samaritan Pharmaceuticals” or “Research Institute at McGill University Health Center” respectively. Any such checks shall state that the payment is in connection with the “Exclusive License Agreement — [insert short name for technology], dated , between Samaritan Pharmaceuticals and Samaritan Therapeutics. Such checks shall be mailed to: Samaritan Pharmaceuticals , or such other person or address as requested in writing by Samaritan; or , Director, Research & Technology Development Services, Research Institute at McGill University Health Center, , or such other person or address as requested in writing by RI-MUHC, respectively.

(g)	In connection with the calculation of the amount of any royalty payments due hereunder, Therapeutics shall receive credit for (1) any and all costs, expenses and/or fees related to patent prosecution, maintenance and enforcement, paid by Therapeutics or its Affiliates including any such amounts paid by Therapeutics to Samaritan as a reimbursement therefore pursuant to the Master Agreement; and (2) costs, expenses and fees relating to product development, clinical trials and the FDA approval process and/or any other Regulatory Approval process but only to the extent that a Sublicensee expressly reimburses Therapeutics for such costs, expenses and fees.

ARTICLE IV
Maintenance of Books and Records; Accounting

Therapeutics agrees to maintain, and to use reasonable efforts to require each of its Affiliates and sublicensees to maintain accurate books and records containing sufficient information required to reasonably calculate the individual royalties payable to Samaritan and RI-MUHC hereunder, including without limitation the manufacturing, sales, use, and other disposition of Licensed Products for a period of five (5) years. Further, Therapeutics agrees to permit its books and records to be examined by a certified public accountant of a nationally recognized accounting firm, who is selected and paid for by Samaritan, but no more than once per calendar year, to the extent necessary to verify such reports. Such examination is to be made by Samaritan, at its expense and all such information obtained shall be treated as confidential information pursuant to Confidential Article hereof. If Therapeutics has willfully failed to pay any royalties properly due under this Agreement, Therapeutics shall immediately upon notice thereof pay individually to Samaritan or RI-MUHC respectively, any owed royalties plus interest at the rate of eight percent (8%) per annum from the date upon which such royalties should have been paid to the date of actual payment to both Samaritan and RI-MUHC.

ARTICLE V
Commercial Development of Licensed Products

5.1	Annual Progress Reports. LICENSEE shall provide LICENSOR annual written progress reports (an “Annual Progress Report”), every September 30th commencing with September 30, 2008, detailing the status of any manufacturing, sublicensing, marketing and sales during the previous twelve (12) months as well as LICENSEE’s plans for the coming year.

5.2	Development Plans. LICENSEE shall consult with LICENSOR concerning the selection of Licensed Products and Sublicensees for commercial development and shall keep LICENSOR reasonably informed as to which products or applications are under consideration for development or have been selected for development by LICENSEE. For each product or application selected for development, LICENSEE shall prepare and provide to LICENSOR a plan for the development, production, testing and filing of IND applications and New Drug Applications (“NDA”) or equivalents thereof. LICENSEE shall further provide to LICENSOR any material revisions made to such plan by LICENSEE.

5.3	Regulatory Approval. LICENSEE shall, at its own expense, be responsible for and have the sole right to control the process of seeking any Regulatory Approvals for and conducting clinical trials with respect to any Licensed Product or application of the Licensed Technology.

ARTICLE VI
Patent Applications and Patents

6.1	LICENSEE To Handle Patent Prosecution. In respect of any Patent Rights related to the Licensed Technology, LICENSEE agrees to accept control and financial responsibilities, as hereinafter set forth, for the prosecution, by a patent lawyer, who shall be selected by LICENSEE and approved by LICENSOR. Such financial responsibilities shall not only include the costs of prosecution but also the payment of maintenance and annuity fees, where required, to maintain said patent applications and patents, if issued, in force and effect for as long as possible. The patent lawyer selected by LICENSEE shall be required, at LICENSOR’s written request, to keep a patent lawyer selected by LICENSOR reasonably informed as to the prosecution and maintenance of any Patent Rights related to the Licensed Technology.

ARTICLE VII
Patent Infringement

7.1	LICENSEE To Have First Right To Defend. Upon becoming aware of any infringement or alleged infringement of the Patent Rights, LICENSOR or LICENSEE, as the case may be, shall promptly give written notice to the other party of any such infringement or alleged infringement of the Patent Rights. LICENSEE shall have the first right to defend Patent Rights against any infringers which LICENSEE, in its sole discretion, decides is reasonable and necessary for it to undertake. LICENSEE shall bring or defend or may settle any such actions; provided, however, that LICENSOR shall be entitled in each instance to participate through counsel of its own selection and its own expense. LICENSEE shall not join LICENSOR as a party-plaintiff in any suit which LICENSEE may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of Samaritan. LICENSOR shall execute all documents necessary for the prosecution of any infringement suit brought by LICENSEE and provide other such support as LICENSEE may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by LICENSEE in connection with LICENSEE bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid by LICENSEE. In the event that LICENSEE receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights or in respect to the Licensed Technology, after LICENSEE recovers any and all costs and expenses including legal fees incurred by LICENSEE in connection therewith, LICENSEE shall be entitled to retain percent ( %) of aggregate amount of any recovery or settlement LICENSOR shall be entitled to retain percent ( %) of aggregate amount of any recovery or settlement. [ percent ( %) for licenses relating to the Jointly Owned Patent Rights.]

7.2	RI-MUHC’s Right To Defend. Any time after becoming aware of any infringement or alleged infringement of the Patent Rights, LICENSOR shall have the right to give written notice to LICENSEE requesting that LICENSEE defend the Patent Rights against such infringement. If within ninety (90) days of such notice from RI-MUHC, and LICENSEE fails to reasonably act to defend such Patent Rights against any infringers, LICENSOR shall have the right to defend the Patent Rights against such infringement. In such case, LICENSOR shall have the right to bring or defend or may settle any such actions; provided, however, that LICENSEE shall be entitled in each instance to participate through counsel of its own selection and its own expense. LICENSOR shall not join LICENSEE as a party-plaintiff in any suit which LICENSOR may institute unless necessary for the maintenance of such suit, and then only with the prior knowledge of LICENSEE. LICENSEE shall execute all documents necessary for the prosecution of any infringement suit brought by LICENSOR and provide other such support as LICENSOR may require including having its employees testify when requested and make available relevant records, papers, information, samples, specimens and the like. Any and all costs and expenses including legal fees incurred by either party in connection with LICENSOR bringing any action for infringement or defending any counterclaim of invalidity or action of a third party for declaratory judgment of non-infringement shall be paid solely by RI-MUHC. In the event that LICENSOR receives any settlement or recovers any compensation from any person or entity for infringement or alleged infringement of the Patent Rights, LICENSOR shall be entitled to retain the entire amount of any such recovery or settlement.

7.3	Notice of Abandonment. Should either LICENSOR or LICENSEE commence a suit under the provisions of Paragraphs 7.1 or 7.2 and thereafter elect to abandon the same, it shall give timely notice to the other party which may, if it so desires, continue prosecution of such suit.

ARTICLE VIII
Confidentiality

Each party, its Affiliates and Sublicensees agree that for the term of this Agreement and for a period of five (5) years thereafter, it will treat as confidential, using the same degree of care as it uses for its own proprietary information, and it will not use (except as permitted or contemplated by this Agreement) for its own benefit or for the benefit of any third party, confidential information furnished to it by the other party. Notwithstanding the foregoing, either party shall be free to disclose or use information which (i) becomes generally available to the public other than as a result of disclosure by the receiving party, (ii) the receiving party can demonstrate was available to it on a non-confidential basis prior to its disclosure to the receiving party by the furnishing party, (iii) becomes available to the receiving party on a non-confidential basis from a source other than furnishing party, provided that such source is neither bound by a confidentiality agreement with furnishing party nor otherwise violating a legally protected right of the furnishing party in making such disclosure, (iv) the furnishing party grants written permission to the receiving party to disclose, or (v) is required to be disclosed by applicable statute or regulation or by judicial or administrative process, provided that LICENSEE shall use reasonable efforts under the circumstances to notify LICENSOR of such requirement so as to provide LICENSOR the opportunity to obtain such protective orders or other relief as the compelling court or other entity may grant.

ARTICLE IX
Indemnification

LICENSEE agrees that during the term of this Agreement and thereafter, it will indemnify, defend and hold Samaritan, its trustees, officers, employees and affiliates, harmless against all claims and expenses, including legal expenses and attorneys’ fees, arising out of the death of or injury to any person or persons, or out of any damage to property, and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sales, use, consumption, disposal or advertisement of Licensed Products by LICENSEE.

ARTICLE X
Representations and Warranties

10.1	LICENSOR Representations and Warranties. LICENSOR represents and warrants to LICENSEE that LICENSOR has the right to grant LICENSEE the license granted herein and that it has not granted the Patent Rights or any rights in any Licensed Technology to any person or entity, subject to the provisions of Sections 2.5 and 5.2 herein. LICENSOR further represents and warrants to LICENSEE that LICENSOR (i) has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by LICENSOR of its obligations hereunder knowingly does or knowingly will conflict with or violate any provision of Samaritan’s organizational documents, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against Samaritan.

10.2	LICENSEE Representations and Warranties. LICENSEE represents and warrants to LICENSOR that (i) it has full power and authority to enter into this Agreement and to perform its obligations hereunder, and (ii) neither this Agreement nor the performance by LICENSEE of its obligations hereunder conflict with or violate any provision of LICENSEE’s certificate of incorporation or bylaws, any decree or order of any court or administrative or other governmental body or any contract, agreement or other instrument which is binding upon or enforceable against LICENSEE.

ARTICLE XI
Term and Termination

11.1	LICENSEE’s Right of Termination. LICENSEE shall have the right to terminate this Agreement upon written notice to LICENSOR for any reason or for no reason.

11.2	Samaritan’s Right of Termination. In the event of that LICENSEE fails to make any payment due to LICENSOR under this Agreement, LICENSOR shall have the right to terminate this Agreement upon sixty (60) days prior written notice if LICENSEE fails to pay to LICENSOR such amount within such 60-day period.

11.3	Survival. Termination of this Agreement by either party shall mean that all rights and obligations of either party under Articles II, III, V, VI and VII hereof shall be terminated in full on the effective date. Notwithstanding, termination of this Agreement by either party shall not affect any rights or obligations of the parties accrued prior to the effective date of any termination. All of the rights and obligations of the parties under Articles I, IV, VIII, IX, X, XI and XII of this Agreement, shall survive the termination of this Agreement.

ARTICLE XII
General Provisions

12.1	Amendment and Modification. The parties hereto may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

12.2	Assignment. This Agreement shall not be assignable by LICENSOR without the prior written consent of LICENSEE, provided, however that LICENSOR may assign its rights to receive royalty payments hereunder without such consent. This Agreement shall not be assignable by LICENSEE without the prior written consent of Samaritan, provided, however, that (i) LICENSEE may assign its rights and obligations under this Agreement, in whole or in part, to any assignee or purchaser of the portion of LICENSEE’s business associated with a Field of Use, and (ii) LICENSEE may assign its rights and obligations under this Agreement, in whole or in part, to any Affiliate of LICENSEE without Samaritan’s consent.

12.3	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12.4	Execution in Counterpart. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

12.5	Force Majeure. Any delays in performance by either party under this Agreement shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.6	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Nevada applicable to contracts made and to be performed therein.

12.7	Headings. The description headings in this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

12.8	No Waiver. The failure of either party hereto at any time to require performance by the other party of any provision of this Agreement shall in no way affect the right of such party to require performance of that provision, and any waiver by either party of any breach of provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

12.9	Notice. Any notices, consents, waivers or other communications required or permitted to be given under this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one business day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

RESEARCH INSTITUTE AT MCGILL UNIVERSITY HEALTH CENTER

SAMARITAN PHARMACEUTICALS, INC.

SAMARITAN THERAPEUTICS, INC.

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) business days prior to the effectiveness of such change. Written confirmation of receipt (a) given by the recipient of such notice, consent, waiver or other communication, (b) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, and recipient facsimile number or (c) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

12.10	Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity and enforceability of the other provisions hereof.

* * * * *

IN WITNESS WHEREOF, the parties hereto intending to be legally bound hereby, have caused this Exclusive License Agreement to be executed by their respective duly authorized officers as of the day and year first above written.

LICENSOR:

SAMARITAN PHARMACEUTICALS, INC.

By:
Dr. Janet Greeson
CEO

LICENSEE:

SAMARITAN THERAPEUTICS

By:
CEO